UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 6, 2010

CALPINE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-12079	77-0212977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

717 Texas Avenue, Suite 1000, Houston, Texas  77002
(Addresses of principal executive offices and zip codes)

Registrant’s telephone number, including area code:  (713) 830-8775

Not applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 2.01 — COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS
ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT INDEX

ITEM 2.01 — COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On December 6, 2010, Calpine Corporation (“Calpine”), through its wholly owned subsidiaries Calpine Development Holdings, Inc. and Riverside Energy Center, LLC, completed the previously-announced sale of 100% of its ownership interests in Blue Spruce Energy Center, LLC (“Blue Spruce”) and Rocky Mountain Energy Center, LLC (“Rocky Mountain”) to Public Service Company of Colorado, a wholly owned subsidiary of Xcel Energy Inc., for $739 million, plus an additional approximate $3 million in cash for working capital adjustments at closing. The working capital adjustments are subject to verification within 90 days of closing. The transaction removed the restrictions on approximately $78 million in restricted cash at closing. Calpine used the sales proceeds received and the approximately $78 million in restricted cash to repay project debt of approximately $418 million, for general corporate purposes and to focus more resources on Calpine’s core markets.  A copy of the press release announcing the completion of the sale is incorporated by reference herein and is being furnished as Exhibit 99.1 hereto.

ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

Exhibit No.	Description

99.1	Calpine Corporation Press Release dated December 6, 2010.*
__________
*	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALPINE CORPORATION

	By:	/s/ ZAMIR RAUF
Zamir Rauf
Executive Vice President and
Chief Financial Officer

Date: December 6, 2010

Exhibits

Exhibit No.	Description

99.1	Calpine Corporation Press Release dated December 6, 2010.*
__________
*	Furnished herewith.

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